Exhibit 10.1

BAKER & McKENZIE

101 West Broadway, Twelfth Floor

San Diego, CA  92101

Telephone: (619) 236-1441

Ali M.M. Mojdehi (AM-5408)

BAKER & McKENZIE

805 Third Avenue
New York, NY  10022

Telephone: (212) 751-5700

Ira A. Reid (IR-0113)

Attorneys for Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

UPC Polska, Inc.,	Case No. 03-14358 (BRL)

Debtor.

STIPULATION AND ORDER WITH RESPECT
TO CONSENSUAL PLAN OF REORGANIZATION

UPC Polska, Inc. (the “Debtor”); UPC Telecom B.V., UPC Operations B.V., Belmarken Holding B.V., and UPC Polska Finance, Inc. (collectively, the “UPC Parties”) (the Debtor and UPC Polska Finance, Inc. are collectively referred to herein as the “Plan Proponents”); Deutsche Bank, GoldenTree Asset Management, Morgan Stanley Investment Management, and Strong Capital Management, Inc. (each a “Participating Noteholder” and collectively, the “Participating Noteholders”); and the Official Committee of Unsecured Creditors (the “Committee”) (the Debtor, the UPC Parties, the Participating Noteholders and the Committee are collectively referred to herein as the “Parties”), by and through their respective attorneys of record, hereby enter this Stipulation and Order With Respect To Consensual Plan of Reorganization (“Stipulation”).

WHEREAS, in order to effectuate a pre-negotiated restructuring of its capital structure, on July 7, 2003, the Debtor commenced this reorganization case under Chapter 11 of Title 11 of the United States Code and shortly thereafter filed a plan of reorganization based upon a Restructuring Agreement(1) entered into by, among others, the Debtor, the UPC Parties and the Participating Noteholders (as defined in the Restructuring Agreement) pre-petition;

WHEREAS, in connection with its analysis of the Debtor’s plan of reorganization and in accordance with the Committee’s view of its fiduciary duties (including those duties contemplated by Section 8.6 of  the Restructuring Agreement), the Committee, whose members include the Participating Noteholders, has, among other things, requested and received voluminous documents from the Debtor, had its financial advisors, Chanin Capital Partners, travel to Poland to review documents and meet with the Debtor’s management, has requested and held an in-person meeting with the Debtor’s management in New York and has requested and held numerous meetings with the financial advisor for the Debtor, the financial advisor for UPC Telecom B.V. and counsel for the UPC Parties;

WHEREAS, the Committee expressed objections to the Debtor’s plan of reorganization related to issues of recharacterization, equitable subordination and valuation, among others, and has filed an Expedited Motion for an Order Authorizing the Committee to Commence an Action of Behalf of the Debtor’s Estate in an effort to pursue claims of recharacterization and equitable subordination;

(1)  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the First Amended Disclosure Statement with Respect to First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc. and UPC Polska Finance, Inc. (the “Disclosure Statement”).

WHEREAS, the Bankruptcy Court entered an order directing mediation in order to facilitate the negotiation of a consensual plan of reorganization;

WHEREAS, the Parties and the Other Participating Noteholders (as defined below), with the assistance of their respective professionals and the mediator, have considered, mediated and compromised on all issues of dispute among the Parties and as a result thereof have agreed to a consensual plan of reorganization which embodies a resolution of all issues among the Parties;

WHEREAS, as a result of the agreement, the Plan Proponents have agreed to amend the current plan of reorganization to provide for additional consideration to third party creditors as set forth in this Stipulation and the Second Amended Plan (as defined below);

WHEREAS, as a result of the compromise, the Parties have agreed that it is appropriate or beneficial to the estate and to the creditors to settle all objections and claims including, without limitation, claims based on recharacterization, equitable subordination and valuation, objections to classification and releases under the Second Amended Plan (as defined below), and objections to the Claims of any of the Participating Noteholders and any other of the “Participating Noteholders” (as defined in the Restructuring Agreement) that have voted in favor of the Second Amended Plan (the “Other Participating Noteholders”, and collectively with the Participating Noteholders party hereto, the “New Participating Noteholders”), among others;

WHEREAS, the Parties agree that the overall compromise and settlement reflected herein provides numerous present and future benefits including avoidance of complex and costly litigation among the Parties;

WHEREAS, the Parties agree that the overall compromise and settlement reflected herein is the product of arm’s length bargaining; and

WHEREAS, the Parties agree that the overall compromise and settlement reflected herein is fair and equitable and in the best interests of the estate.

NOW, THEREFORE, the Parties do hereby stipulate and agree as follows:

1.                                       Second Amended Plan.  The First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc. and UPC Polska Finance, Inc. is hereby amended in the form attached hereto as Exhibit “A” (as amended, the “Second Amended Plan”(2)).(3)  The Plan Proponents shall file the Second Amended Plan in the Bankruptcy Court upon execution of this Stipulation by all Parties.

2.                                       Voting.

(a)                                  The Committee has held an official meeting to consider the Second Amended Plan, and at such meeting, has voted in favor of supporting the Second Amended Plan.  Each of the Participating Noteholders has timely voted all of its claims in favor of the Second Amended Plan, has tendered its vote to the mediator, has agreed that the mediator may release its vote in favor of the Second Amended Plan to the Debtor and has otherwise taken or will take all steps necessary or appropriate to cast its vote in favor of the Second Amended Plan.  Both the Committee and each of the Participating Noteholders waive any right they may have to change, modify, condition, revoke or withdraw such vote or seek to change, modify, condition, revoke or withdraw such vote, subject to the provisions of paragraph 6 hereto.

(2)  The definition of the Second Amended Plan shall include any subsequent plan so long as such subsequent plan does not reduce the amount of consideration nor is materially adverse to the holders of Allowed Claims in Class 3 or Class 5 from what is provided in the Second Amended Plan.

(3)  One of the amendments to the Second Amended Plan is substantially in the following form:  “Class 3 treatment shall provide for consideration of $80,000,000.00 cash; the issuance of New UPC Polska Notes in the principal amount of U.S. $100,000,000.00; and the issuance by UnitedGlobalCom, Inc. (“UGC”), an indirect parent of the Debtor, of a number of shares of common stock of UGC in an amount worth U.S. $14,500,000.00 based on the closing price of UGC common stock as reported on NASDAQ on December 15, 2003 which are being purchased by UPC Telecom or otherwise obtained by UPC Telecom on terms acceptable to UGC and UPC Telecom, and contributed by UPC Telecom to the Debtor.”

(b)                                 The Parties agree that the voting by Classes 3 and 5 to approve the Second Amended Plan, in the required amount and number, is a condition precedent to the effectiveness of this Stipulation.  The Participating Noteholders represent and warrant that they have validly voted all their claims as beneficial owners of the UPC Polska Notes in favor of the Second Amended Plan, and that to the best of their knowledge, such votes are not subject to otherwise being designated.

3.                                       Support.

(a)                                  The Committee and the Participating Noteholders shall fully and unconditionally support the Second Amended Plan and confirmation and consummation of the Second Amended Plan and shall take any reasonable action necessary or helpful to confirm or consummate the Second Amended Plan.  The Committee shall, and shall cause its advisors to, provide (i) reasonable assistance to the Plan Proponents in support of confirmation and consummation of the Second Amended Plan, and (ii) no assistance, except as required by law, in opposition to confirmation or consummation of the Second Amended Plan or in support of confirmation or consummation of any other plan, and shall take all appropriate actions in the Bankruptcy Court with respect to the foregoing.

(b)                                 The Committee and the Participating Noteholders agree not to support, encourage, offer or propose, directly or indirectly, any financial restructuring of the Debtor other than as set forth in the Second Amended Plan and not to take any action inconsistent with this Stipulation.

4.                                       Termination of the Restructuring Agreement.  The parties to the Restructuring Agreement hereby terminate the Restructuring Agreement.  No provision of the Restructuring Agreement shall have any further force and effect, other than those sections of the Restructuring

Agreement which survive its termination pursuant to the express terms of Section 9.2 of the Restructuring Agreement and the representations set forth in Sections 7.4 and 7.5 of the Restructuring Agreement as they apply to the Other Participating Noteholders (as defined herein).

5.                                       Effective Date.  Subject to paragraph 6 hereto, this Stipulation will become effective upon execution by the Debtor, the UPC Parties, the Committee and the Participating Noteholders, but shall be null and void ab initio in the event the Second Amended Plan is not accepted by Class 3 votes in an amount and number sufficient to approve the Second Amended Plan under applicable law.

6.                                       Confirmation as Condition Subsequent.  Confirmation and consummation of the Second Amended Plan are conditions subsequent to the effectiveness of this Stipulation.  In the event the Second Amended Plan is not confirmed prior to March 15, 2004, or consummated prior to July 15, 2004, this Stipulation shall be deemed null and void ab initio, including, without limitation, paragraphs 4 and 17 hereof, and the Parties shall be returned to and maintain their respective rights and obligations as they existed prior to the execution of this Stipulation.

7.                                       9019 Motion to Approve Stipulation.  The Parties shall seek approval by the Bankruptcy Court of the settlement and compromise contained in this Stipulation by filing a motion seeking approval under Bankruptcy Rule 9019 to be heard contemporaneously with Plan confirmation.  In the event the Stipulation is not approved, this Stipulation shall be deemed null and void ab initio, including, without limitation, paragraphs 4 and 17 hereof, and the Parties shall be returned to and maintain their respective rights and obligations as they existed prior to the execution of this Stipulation.

8.                                       Motion to Commence Action.  The Debtor and the UPC Parties consent to the Committee’s standing to pursue and compromise the claims asserted pursuant to the Expedited Motion for an Order Authorizing the Committee to Commence an Action of Behalf of the Debtor’s Estate, which claims the Committee hereby agrees to compromise and settle based on the overall consideration set forth in the Second Amended Plan and the compromise set forth in this Stipulation, and the Committee hereby agrees to and approves the compromise and all of the releases provided in the Second Amended Plan.

9.                                       Section 1125.  The Committee and the Participating Noteholders stipulate and agree that the amendment reflected in the Second Amended Plan is an amendment pursuant to 11 U.S.C. § 1127, which does not require any changes to the Disclosure Statement and that the Plan Proponents have complied with 11 U.S.C. § 1125.

10.                                 Section 1121.  The exclusivity period during which the Debtor may solicit acceptances of the Second Amended Plan, or any subsequent plan, pursuant to 11 U.S.C. § 1121 is extended up to and including April 5, 2004.

11.                                 Compromise and Settlement.  As a result of and as part of the overall settlement and compromise contained herein and in the Second Amended Plan, the Committee, the UPC Parties, and the Plan Proponents agree, subject to paragraphs 5 and 6 hereto, that:

(a)                                  the recovery provided under the Second Amended Plan enables creditors in Class 3 and Class 5 to receive greater recoveries than they would receive under a Chapter 7 liquidation;

(b)                                 the treatment of Class 5 under the Second Amended Plan is the equivalent pro rata share of the consideration to be paid to Class 3(4);

(c)                                  the Second Amended Plan does not discriminate unfairly, and is fair and equitable, with respect to Class 3 and Class 5;

(d)                                 the Telecom Owned UPC Polska Notes, the Belmarken Notes, the Telecom Pari Passu Notes, the Affiliate Indebtedness, and the Telecom Junior Notes shall not be challenged, including on the grounds that they are not legal and valid debts of the Debtor or are subject to recharacterization or equitable subordination or subject to challenge under any other claim at law or in equity;

(e)                                  there is a reasonable basis for the classification structure set forth in the Second Amended Plan which places claims or interests in a class which contains other substantially similar claims or interests;

(f)                                    the releases set forth in the Second Amended Plan are appropriate, lawful, provided in exchange for adequate consideration, and are enforceable;

(g)                                 the Second Amended Plan reflects an overall compromise, settlement, and resolution of any and all claims and is supported by adequate consideration;

(h)                                 the overall compromise and settlement reflected in the Second Amended Plan avoids the prospect of complex and costly litigation among the Parties;

(i)                                     the overall compromise and settlement reflected in the Second Amended Plan is the product of arm’s length bargaining;

(j)                                     the Second Amended Plan satisfies each of the tests of 11 U.S.C. §1129 and is confirmable;

(4)  Although under the Second Amended Plan all creditors in Class 5 are to receive this distribution, the HBO Parties’ Proofs of Claims are being treated pursuant to a separate settlement agreement which provides, in essence, a cap of $6 million for the total of any distributions to the HBO Parties under the Second Amended Plan.

(k)                                  the Second Amended Plan is fair and equitable and in the best interests of the estate;

(l)                                     the Telecom Junior Notes can be irrevocably cancelled at any time at the sole discretion of the UPC Parties; and

(m)                               the provisions of the Second Amended Plan constitute a good faith compromise and settlement of any and all causes of action or disputes that could have been brought by any of the Parties against any other Party.

12.                                 Information.  The Committee and its representatives have received adequate information, including, without limitation, information pertaining to the UGC Common Stock to be provided as consideration under the Second Amended Plan, and have conducted sufficient due diligence in order to understand the consequences of and support the Second Amended Plan.

13.                                 Release of Claims.  Each of the Parties agrees not to sue, file any cause of action, bring any proceeding, submit any request for arbitration, or threaten to do any of the foregoing against any other Party, subject to the terms of and only to the extent set forth in the Second Amended Plan.

14.                                 Cooperation.  The Parties agree to cooperate fully with each other and to undertake all appropriate action reasonably necessary or helpful to implement the purposes of this Stipulation.  The Parties agree to execute any such further or additional documents as may be reasonable, convenient, necessary or desirable to carry out the provisions of this Stipulation.

15.                                 Representations and Warranties of the Parties.  Each Party represents and warrants (in the case of the Debtor subject to all requisite court approval) to each other Party that:

(a)                                  it has full power and authority to execute and deliver this Stipulation, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)                                 the execution, delivery and performance of this Stipulation by such Party has been duly authorized by all requisite action of such Party and no other action on the part of such Party is necessary.  This Stipulation has been duly executed and delivered by such Party and is a valid and binding obligation of such Party enforceable against such Party in accordance with its terms.  The execution and delivery of this Stipulation does not, and the consummation of the transactions contemplated hereby will not:

i.                                          violate or conflict with or result in any breach of any provision of the Articles of Association or other charter, bylaws or operating agreement, partnership agreement or other organizational documents of such Party;

ii.                                       require any consent or approval from any governmental authority; or

iii.                                    materially violate any of the terms, conditions or provisions of any law, judgment or agreement to which such Party or any of its assets is subject or bound.

16.                                 Representations and Warranties of the Participating Noteholders.  Each Participating Noteholder represents and warrants to the Debtor and the UPC Parties as follows:

(a)                                  Such Participating Noteholder is the lawful beneficial owner of the UPC Polska Notes and other claims against, or interests in, the Debtor set forth on Schedule 7.4 to the Restructuring Agreement, free and clear of all liens, encumbrances and adverse claims, and such Participating Noteholder has no claims or interests, contingent or otherwise, against the Debtor other than the claims and interests which have been validly voted in favor of the Second Amended Plan pursuant to paragraph 2 hereto.

(b)                                 Such Participating Noteholder, by virtue of such Participating Noteholder’s expertise, the advice available to such Participating Noteholder, and its previous investment experience, has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of this Stipulation, the restructuring of the Debtor and the consideration and transactions contemplated hereby and thereby.

(c)                                  Such Participating Noteholder is entering into this Stipulation, the restructuring of the Debtor (including, without limitation, the acquisition of the New Polska Notes and UGC Common Stock (as defined in the Second Amended Plan) and the transactions contemplated hereby and thereby for such Participating Noteholder’s own account and such Participating Noteholder intends to acquire any New UPC Polska Notes and UGC Common Stock issued or acquired in connection with the Restructuring for investment purposes only and not with a view to, or the intention of, distributing any such notes or stock in violation of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof, and any such securities will not be disposed of in contravention of the Securities Act or any other applicable securities laws of the United States or any political subdivision thereof.

(d)                                 Such Participating Noteholder is able to bear the economic risk of the transactions contemplated by this Stipulation, the restructuring of the Debtor and the transactions contemplated hereby and thereby (including, without limitation, the complete loss of such investment) for an indefinite period of time.

(e)                                  Such Participating Noteholder has had an opportunity to ask questions and receive answers concerning the business and affairs of the Debtor and certain of its affiliates and such other matters concerning its current investment in the Debtor and the distributions contemplated by or under the Second Amended Plan, the restructuring of the Debtor and the transactions contemplated hereby and thereby and has had full access to such other information concerning the Debtor, the Plan Proponents, UGC, the restructuring of the Debtor and the transactions contemplated hereby and thereby as such Participating Noteholder has requested.

(f)                                    Such Participating Noteholder is a “qualified institutional buyer”, as such term is defined pursuant to Rule 144A(a) promulgated under the Securities Act, or, if not such a “qualified institutional buyer”, such Participating Noteholder is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D, promulgated under the Securities Act.

17.                                 Entire Agreement.  This Stipulation sets forth the entire agreement and understanding between the Parties relating to the subject matter thereof and supercedes and replaces any and all prior agreements and understandings among them including without limitation the Restructuring Agreement which shall survive only as set forth in paragraph 4 herein.  This Stipulation may only be amended in writing signed by the Debtor, the UPC Parties, the Committee and the Participating Noteholders.

18.                                 Governing Law and Jurisdiction.  This Stipulation is governed and controlled by New York State law without regard to New York State principles of conflict of laws and is subject to the jurisdiction of the Bankruptcy Court to enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Stipulation and to resolve any and all controversies or disputes which may arise in connection with consummation, interpretation or enforcement of this Stipulation.

19.                                 Headings.  Paragraph headings are used only as convenient references and do not affect this Stipulation’s meaning.

20.                                 Execution.  This Stipulation is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto.  This Stipulation may be executed in counterparts, each of which shall be deemed an original.  The Parties acknowledge that:

(a)                                  They have read this Stipulation;

(b)                                 They have made such investigation of the facts and been provided such information pertaining to this settlement and Stipulation, and of all the matters pertaining to it, as they deem necessary;

(c)                                  They understand the terms and consequences of this Stipulation and of the releases contained in the Second Amended Plan;

(d)                                 They are fully aware of the legal and binding effect of this Stipulation;

(e)                                  This Stipulation may be submitted as evidence in support of confirmation of the Second Amended Plan at the Confirmation Hearing; and

(f)                                    This Stipulation shall be deemed drafted by all Parties hereto, and, as such, no provision hereof or ambiguity herein shall be construed against any Party on the basis that such Party or its advisor drafted, prepared or suggested such provision or that such provision contains a covenant, representation or warranty of such Party.

Dated: December 17, 2003
BAKER & McKENZIE

	By:	/s/ ALI M. M. MOJDEHI
Ali M. M. Mojdehi

Attorneys for the Debtor and Debtor in Possession

Dated: December 17, 2003
WHITE & CASE LLP

	By:	/s/ HOWARD S. BELTZER
Howard S. Beltzer

Attorneys for UPC Telecom B.V., UPC Operations B.V., Belmarken Holding B.V., and UPC Polska Finance, Inc.

Dated: December 17, 2003
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

	By:	/s/ MATTHEW GLUCK
Matthew Gluck

Attorneys for the Official Committee of Unsecured Creditors

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Deutsche Bank

	By:	/s/ JAIME VIESER
Jaime Vieser
Managing Director

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to Alpha US Sub Fund II LLC

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to The Broad Foundation

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to Brown & Williamson Tobacco Master Retirement Trust

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to DB Structured Products, Inc.

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to Eli Broad

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GoldenTree High Yield Value Master Fund, LP

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GoldenTree High Yield Master Fund, Ltd.

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GoldenTree High Yield Master Fund II, Ltd.

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GKW Unified Holdings LLC

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to Municipal Fire and Police Retirement System of Iowa

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GoldenTree High Yield Opportunities I, LP

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to GoldenTree High Yield Opportunities II, LP

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to Safety National Casualty Corporation

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
GoldenTree Asset Management, LP as Investment Adviser to University of Chicago

	By:	/s/ STEVEN SHAPIRO
Steven Shapiro
Portfolio Manager

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Morgan Stanley Investment Management

	By:	/s/ GORDON W. LOORY
Gordon W. Loory
Executive Director

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong Corporate Bond Fund (2/09 Maturity)

	By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong High Yield CBO II by Strong Capital Management Inc. as Collateral Manager (7/08 Maturity)

	By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong High Yield Bond Fund (7/08 Maturity)

	By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong Advisor Bond Fund (2/09 Maturity)

		By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong Advisor Strategic Income Fund (7/08 Maturity)

		By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

PARTICIPATING NOTEHOLDER
Dated: December 17, 2003
Strong High Yield Bond Fund (2/09 Maturity)

		By:	/s/ GILBERT L. SOUTHWELL, III
Gilbert L. Southwell, III
Assistant Secretary

IT IS SO ORDERED.

Dated:	New York, New York
December , 2003

UNITED STATES BANKRUPTCY JUDGE

EXHIBIT “A”

Second Amended Plan